NEWS RELEASE

OTCBB: TXLA

THIRD QUARTER OPERATIONAL UPDATE ON TEXOLA’S CHINCHAGA PROSPECT IN NORTHERN ALBERTA AND MAVERICK SPRINGS PROSPECT IN NEVADA

VANCOUVER, B.C., September 15, 2006 -- Texola Energy Corp. (‘Texola’ or the ‘Company’) (OTCBB: TXLA) is pleased to provide a third quarter operational update on its Chinchaga Prospect located in Northern Alberta, Canada and on its Maverick Springs Prospect located in Nevada, USA.

Chinchaga Prospect

The Chinchaga well (8-24-95-8W6) will commence drilling by December 15, 2006 and will take approximately 18 days to reach final depth. Texola Energy owns a 10% interest in Suncor Energy’s Chinchaga prospect located in Northern Alberta, with Eden Energy Corp. holding a 50% position and Suncor retaining a 12.5% gross overriding royalty.

The parties have also identified the drill locations for their second and third wells, both of which are expected to be drilled before spring break up 2007. In addition, the Operator of the prospect is proceeding to survey the pipeline location for future tie in of the wells.

Maverick Springs Prospect

The Company has now received final preliminary exploration materials from Cedar Strat on the Maverick Springs Prospect which included a recently acquired gravity survey, geological cross sections, a 10 well study, a detailed surface outcrop survey and a cross section map on the Maverick Springs Prospect.

As announced under a previous release, Cedar Strat advised the Company that it was very encouraged by the results of its Summer exploration program on the Maverick Springs property as it confirmed the potential for not only a "fractured shale" prospect but also the potential for a conventional oil prospect underlying the Maverick Springs Anticline discovered to exist on the prospect.

Cedar Strat is in the process of completing a "geological report" together with recommendations for follow-up work which will lead to identifying the best location for drilling.

We look forward to providing updates on this very exciting prospect once we are in receipt of the same.

About Texola Energy Corp.

Texola is an emerging, growth oil and gas exploration company focused on providing exceptional shareholder value and appreciation by finding, exploring and developing large scale, early stage oil and gas projects in North America.

To achieve this goal, the Company has recently undertaken various exploration initiatives, one of which is an early stage exploration prospect in Nevada, USA, and the second is located in Northern Alberta, Canada. Both of these projects offer the Company the potential to exploit and develop large, world-class reservoirs.

For further information contact:

Texola Energy Corp.

Investor Relations:

Gordon Nesbitt

North America Toll Free: 1-866-329-5488 / Email: info@texolaenergy.com

Notice Regarding Forward Looking Statements

This news release contains “forward-looking statements”, as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Statements in this press release, which are not purely historical, are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. These forward-looking statements are made as of the date of this news release and Texola assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although Texola believes that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations, or intentions will prove to be accurate. Investors should consider all of the information set forth herein and should also refer to the risk factors disclosed in Texola’s periodic reports filed from time-to-time with the Securities and Exchange Commission and available at www.sec.gov.